EXHIBIT 23.2

FAX (713) 651-0849

11OO LOUISIANA	3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-35245, 333-55838, 333-116528 and 333-137273) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), relating to the 1997 Incentive Plan of the Company, and the Registration Statements on Form S-3 (Registration No. 333-142345 and 333-142346) of the Company (collectively, the “Registration Statements”), of information contained in our reserve report that is summarized as of December 31, 2007 in our summary letter dated February 11, 2008, relating to the oil and gas reserves and revenue, as of December 31, 2007, of certain interests of the Company.
     We hereby consent to all references to such reports, letters and/or to this firm in each of the Registration Statements and each Prospectus to which any such Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statements and each Prospectus to which any such Registration Statement relates.

RYDER SCOTT COMPANY, L.P.

Houston, Texas
February 29, 2008

1200, 530 — 8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258